UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2010

NetLogic Microsystems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3975 Freedom Circle, Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 454-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2010, the Board of Directors (the “Board”) of NetLogic Microsystems, Inc. (the “Company”) approved certain amendments to the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) and revised the compensation structure for non-employee members of the Board as described below.

Director Compensation

The Board has approved modifications to the compensation arrangements applicable to non-employee independent directors for service on the Board and committees of the Board. The new compensation arrangements consist of the following:

(1) Effective July 21, 2010, cash compensation has been increased and consists of the following annual payments, as applicable: (i) $30,000 as a base retainer for annual services as a director, (ii) $20,000 for service as the chairman of the Board and lead independent director, (iii) $20,000 for service as the chairman of the Audit Committee, (iv) $10,000 for service as the chairman of the Compensation Committee, (v) $7,500 for service as the chairman of the Governance and Nominating Committee, (vi) $10,000 for service as a member of the Audit Committee, (vii) $6,000 for service as a member of the Compensation Committee, and (viii) $4,000 for service as a member of the Governance and Nominating Committee. Additionally, each member of the Audit Committee shall receive quarterly cash payments of $1,500 for each meeting of the Audit Committee that the member attends in person, and $500 for each meeting of the Audit Committee in which the member participates by telephone.

(2) Prior to amendment on July 21, 2010, the 2004 Plan provided that each non-employee member of the Board receive an annual grant of nonstatutory options to purchase 20,000 shares of the Company’s Common Stock vesting monthly over the year of service between annual meetings of the stockholders. On July 21, 2010, in line with the Company’s general shift towards the grant of restricted stock units (“RSUs”) rather than stock options to employees of the Company and its subsidiaries, the Board approved an amendment to the 2004 Plan providing for the automatic annual grant of RSUs for 7,500 shares to each non-employee director in place of the previous automatic annual option grant. In consultation with management of the Company and an outside consultant, the Board determined that the value of such award of RSUs did not constitute a higher amount of compensation to the non-employee directors than the annual automatic option grant. The RSUs will be automatically granted at the first regularly scheduled meeting of the Board following each annual meeting of stockholders to each non-employee director who has served on Board for at least six months prior to the grant date. The RSUs will vest in full on date of the Company’s annual meeting of stockholders in the year immediately succeeding the date of grant. The first automatic award grant of RSUs to non-employee directors occurred July 21, 2010.

Amended and Restated 2004 Equity Incentive Plan as of July 21, 2010

In the Company’s proxy statement on Schedule 14A for the 2010 Annual Meeting of the Stockholders, the Company disclosed the Board’s intention to amend the 2004 Plan, in the event the stockholders approved the proposed 2,700,000 share increase in the shares reserved for issuance under such Plan to: (i) remove the “evergreen” provision which provided for the automatic increase in shares reserved under the 2004 Plan every year; (ii) prohibit the Company from re-pricing underwater stock options and other rights without stockholder approval except in conjunction with certain adjustments in the Company’s capitalization; and (iii) prohibit the Company from granting nonstatutory stock options and stock appreciation rights below fair market value on the date of grant without stockholder approval. The proposal was approved by stockholders at the annual meeting, and the Board approved such amendments to the 2004 Plan on July 21, 2010.

The Company also amended the 2004 Plan to reflect the change from the automatic annual grant of options to purchase 20,000 shares of Common Stock to non-employee directors to the automatic annual grant of an award of RSUs for 7,500 shares of Common Stock, as described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this document:

Exhibits	Description

99.1	NetLogic Microsystems, Inc. Amended and Restated 2004 Equity Incentive Plan as of July 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: July 27, 2010	By:	/S/ MICHAEL T. TATE
Michael T. Tate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description

99.1	NetLogic Microsystems, Inc. Amended and Restated 2004 Equity Incentive Plan as of July 21, 2010.

4